SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  April 17, 2003


                              Barnes Group Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware               1-04801                   06-0247840
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(State or other jurisdiction    (Commission               (IRS Employer
      of incorporation)         File Number)           Identification No.)


            123 Main Street          Bristol, CT             06010
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          (Address of principal executive offices)         (Zip Code)


                                (860) 583-7070
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              Registrant's telephone number, including area code

                                     N/A
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         (Former name or former address, if changed since last report)





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


Item 7.     Exhibits.

99.1 Press Release issued April 17, 2003 announcing first quarter 2003 results of operations.

Item 9.     Regulation FD Disclosure.

            The information furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

            On April 17, 2003, Barnes Group Inc. issued a press release announcing its first quarter 2003 results of operations. A copy is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     April 17, 2003         BARNES GROUP INC.


                                    By:/s/ William C. Denninger
                                       ------------------------
                                       William C. Denninger
                                       Senior Vice President and
                                       Chief Financial Officer


                                Exhibit Index

Exhibit No.          Document Description

99.1 Press Release, dated April 17, 2003

Barnes Group Inc.                                                EXHIBIT 99.1
Executive Office                                                 ------------
Bristol, CT 06010
Tel:  860.583.7070


BARNES GROUP INC. [Logo]                             News Release
-----------------------------------------------------------------------------
                                                     Contact:
FOR IMMEDIATE RELEASE                                Phillip J. Penn
      April 17, 2003                                 Investor Relations
                                                     (860) 973-2126

                                                     Stephen J. McKelvey
                                                     Corporate Communications
                                                     (860) 973-2132

            BARNES GROUP FIRST QUARTER SALES SET NEW RECORD

    o Operating income, operating margin, net income and diluted E.P.S. all improve.
    o Kar Products integration proceeding on schedule.


     BRISTOL, CONNECTICUT, APRIL 17, 2003---Barnes Group Inc. (NYSE: B) today announced financial results for the quarter ended March 31, 2003. Net sales for the first quarter of 2003 were a record $218.7 million, up 13 percent from $194.2 million in the first quarter of 2002. The Company reported a 14 percent increase in operating income to $13.2 million, as net income increased to $7.4 million, or $0.37 per diluted share, in the first quarter of 2003, from $6.8 million, or $0.36 per diluted share, in the comparable year-ago period.

     "We achieved a good quarter, as net sales, operating income and net income all grew nicely. We've laid a stable foundation for our three businesses for the rest of 2003, even as our end markets were somewhat impacted by a number of external challenges," said Edmund M. Carpenter, Barnes Group Inc.'s President and C.E.O.

     Sales at Barnes Distribution were $93.8 million for the quarter ended March 31, 2003, up 29 percent from $72.9 million in the quarter ended March 31, 2002. Of this $20.9 million increase, $19.2 million was contributed by Kar Products, which was purchased by Barnes Group on February 6, 2003. Barnes Distribution generated operating income of $3.2 million in the first quarter of 2003, up 68 percent from operating income of $1.9 million in the first quarter of 2002. The improvement in operating results was driven primarily by higher profitability in Barnes Distribution's North American operations, which included a higher gross profit margin, and incremental operating profit contributed by Kar Products.

     "We continue to enjoy success with the new growth programs we put into place in 2002," Carpenter stated. "Two of these programs, our increased focus on new national and regional customer development and our e-commerce platforms, contributed roughly $2.4 million in sales to the most recent quarter. We added 34 new national and regional customers this quarter, bringing to 150 the total new customers gained since the beginning of 2002," Carpenter added.

     Carpenter continued, "The integration of Kar Products is running at or slightly ahead of our original schedule. Customer and salesperson retention has been extremely strong, and the first elements of the infrastructure consolidation took place at the end of the first quarter. Clearly, the successful integration of Kar will remain a primary focus for the team at Barnes Distribution for the balance of the year."

     Sales at Associated Spring were $85.1 million for the quarter ended March 31, 2003, up 13 percent from $75.6 million in the quarter ended March 31, 2002. Top line growth in the 2003 period reflected approximately $10.1 million of incremental sales from recent acquisitions and continued growth in the sales of nitrogen gas spring products. Partially offsetting these items were a drop in sales related to a planned withdrawal from the heavy truck brake spring market, as well as a decline in organic sales to the telecommunications and electronics markets.

     Associated Spring's operating profit was $7.6 million for the first quarter of 2003, up from an operating profit of $7.0 million in the first quarter of 2002. Operating profit growth reflected a higher sales volume and the benefits of consolidation of the Dallas facility, which were partially offset by higher personnel costs, primarily pension and other postretirement expenses.

     Carpenter commented, "We indicated, at the time we announced the Dallas plant closure, that our actions would provide us with long-term expense reduction benefits. These benefits started to manifest themselves in the most recent quarter, as Associated Spring grew operating profit even as it began to absorb a higher pension expense burden."

     Sales at Barnes Aerospace were $42.3 million for the first quarter of 2003, down 11 percent from $47.4 million in the first quarter of 2002. Operating profit was $2.7 million for the quarter ended March 31, 2003, down slightly from $2.9 million in the comparable year-ago period, reflecting the lower sales volume. Operating income was positively impacted by reduced employment levels and other actions taken throughout Barnes Aerospace in 2002 aimed at positioning the business for a period of lower commercial aerospace volume.

     Barnes Aerospace recorded orders of $38.3 million during the first quarter of 2003; order backlog remained solid at $148.2 million at March 31, 2003, compared with $151.8 million at year-end 2002. Impacting first-quarter 2003 orders and backlog was an order cancellation of approximately $7.1 million related to a single OEM customer. Direct and indirect orders for the U.S. military were approximately 26% of the orders booked during the first quarter of 2003.

     "This was an encouraging quarter for Barnes Aerospace, as we largely maintained our profitability as volume fell. Backlog declined only slightly during the period in a very challenging commercial aerospace environment, a continuing testament to the fact that the investments we have made over the past few years in sales, marketing and engineering within Barnes Aerospace are continuing to create new opportunities," Carpenter stated.

     William C. Denninger, Barnes Group Inc.'s Chief Financial Officer, commented, "As one can see from the balance sheet and the analysis of change in net debt, net debt increased by $59.4 million in the first quarter of 2003. Net debt before acquisitions, however, was reduced by $1.8 million. This was accomplished through good control of working capital and capital expenditures. This compares to an increase in net debt before acquisitions of $7.2 million in the first quarter of 2002."

     Barnes Group will conduct a conference call with investors to discuss first quarter results on Thursday, April 17, 2003 at 10:30 AM ET. A webcast of the live call, supporting materials and an archived replay will be available on the Barnes Group investor relations website
(ir.barnesgroupinc.com).

     Barnes Group Inc. (www.barnesgroupinc.com) is a diversified international manufacturer of precision metal components and distributor of industrial supplies, serving a wide range of markets and customers. Founded in 1857 and headquartered in Bristol, Connecticut, Barnes Group consists of three businesses with 2002 sales of $784 million: Associated Spring, one of the world's largest manufacturers of precision mechanical and nitrogen gas springs; Barnes Aerospace, a manufacturer and repairer of highly engineered assemblies and products for commercial and military aircraft engines, airframes, and land-based industrial gas turbines; and Barnes Distribution, an international, full-service distributor of maintenance, repair and operating supplies. Over 6,200 dedicated employees at more than 60 locations worldwide contribute to Barnes Group Inc.'s success.

     This release may contain certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements. Investors are encouraged to consider these risks and uncertainties as described within the Company's periodic filings with the Securities and Exchange Commission, including the following: the ability of the Company to integrate newly acquired businesses and to realize acquisition synergies on schedule; changes in market demand for the types of products and services produced and sold by Barnes Group; the Company's success in identifying, and attracting customers in, new markets; the Company's ability to develop new and enhanced products to meet customers' needs timely; the effectiveness of the Company's marketing and sales programs; increased competitive activities including pricing, advertising and promotions that could adversely affect customer demand for the Company's products; changes in economic and political conditions, worldwide and in the locations where the Company does business; interest and foreign exchange rate fluctuations; and regulatory changes.

                                     # # #

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

                                 BARNES GROUP INC.
                         CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except per share data)
                                    Unaudited


                                               Three months ended March 31
                                                 2003               2002
                                             -----------        -----------

Net sales                                    $   218,734        $   194,236

Cost of sales                                    142,230            130,298
Selling and admin. expenses                       63,294             52,381
                                             -----------        -----------
                                                 205,524            182,679
                                             -----------        -----------

Operating income                                  13,210             11,557

Operating margin                                    6.0%               5.9%

Other income                                         613                427

Interest expense                                   4,110              3,390
Other expenses                                       278                137
                                             -----------         ----------

Income before income taxes                         9,435              8,457

Income taxes                                       2,076              1,691
                                             -----------         ----------

Net income                                   $     7,359         $    6,766
                                             ===========         ==========

Per common share:
 Net income - basic                          $      0.38         $     0.37
            - diluted                               0.37               0.36
 Dividends                                          0.20               0.20

Average common shares
 Outstanding - basic                          19,531,719         18,497,371
             - diluted                        19,894,312         19,026,049



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

                              BARNES GROUP INC.
                         CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)
                                  Unaudited


                                                March              March
                                                 2003               2002
                                             -----------        -----------
Assets
Current assets
 Cash and short-term investments             $    32,061        $    30,669
 Accounts receivable                             129,358            112,969
 Inventories                                     103,504             89,412
 Deferred income taxes and prepaid expenses       27,052             28,618
                                             -----------        -----------
  Total current assets                           291,975            261,668

Deferred income taxes                             22,294              5,290

Property, plant and equipment                    157,550            162,173

Goodwill                                         212,549            160,162

Other assets                                      89,331             64,944
                                             -----------        -----------
                                             $   773,699        $   654,237
                                             ===========        ===========

Liabilities and Stockholders' Equity
Current liabilities
 Notes payable                               $       --         $     8,000
 Accounts payable                                 78,405             67,453
 Accrued liabilities                              72,443             61,279
 Long-term debt - current                          6,849             57,583
                                             -----------        -----------
  Total current liabilities                      157,697            194,315

Long-term debt                                   277,187            177,890

Deferred income taxes                              7,166              6,073

Other liabilities                                 96,102             74,265

Stockholders' equity                             235,547            201,694
                                             -----------        -----------
                                             $   773,699        $   654,237
                                             ===========        ===========

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


                              BARNES GROUP INC.
                       ANALYSIS OF CHANGE IN NET DEBT
                            (Dollars in thousands)
                                  Unaudited


                                               March              March
                                                2003               2002
                                             -----------        -----------

Notes payable                                $       --         $     8,000
Long-term debt-current                             6,849             57,583
Long-term debt                                   277,187            177,890
                                             -----------        -----------
Total debt                                       284,036            243,473

Cash and short-term investments                   32,061             30,669
                                             -----------        -----------

Net debt                                         251,975            212,804
Net debt beginning of year                       192,607            182,573
                                             -----------        -----------
(Increase) in net debt                           (59,368)           (30,231)

Business acquisitions                             61,167             23,011
                                             -----------        -----------
Decrease (Increase) in net debt
 before acquisitions                         $     1,799        $    (7,220)
                                             ===========        ============







NOTE: Management believes that net debt before acquisitions is an important measurement of liquidity and is indicative of underlying cash generation from Barnes Group's operations, of which investors should be aware.







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